UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 1, 2022

SORRENTO THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36150	33-0344842
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4955 Directors Place

San Diego, CA 92121

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 203-4100

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	SRNE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On September 1, 2022, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Sorrento Therapeutics, Inc. (the “Company”), approved, subject to approval by the Company’s stockholders, an amendment (the “Amendment”) to the Sorrento Therapeutics, Inc. 2019 Stock Incentive Plan (the “Plan”) to increase the maximum number of shares of the Company’s common stock (“Common Stock”) authorized for issuance under the Plan by 40,000,000 shares, from 22,500,000 shares to 62,500,000 shares of Common Stock. The Company expects to solicit the approval of the Amendment by the Company’s stockholders at the Company’s upcoming 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”).

On September 2, 2022, pursuant to the Plan, as amended by the Amendment, the Company granted to Henry Ji, Ph.D., the Company’s Chairman of the Board, Chief Executive Officer and President: (1) a restricted stock unit award with respect to 2,500,000 shares of Common Stock (the “Initial RSU Award”), and (2) a restricted stock unit award with respect to 1,500,000 shares of Common Stock (the “Contingent RSU Award” and, together with the Initial RSU Award, the “RSU Awards”). The RSU Awards were approved by the Compensation Committee, which is comprised entirely of independent members of the Board.

Each RSU Award shall vest as follows: 1/4th of the original number of shares of Common Stock subject to such RSU Award shall vest on the one year anniversary of the grant date, and 1/4th of the original number of shares of Common Stock subject to such RSU Award shall vest on an annual basis thereafter, subject to Dr. Ji’s continued service to the Company through each such vesting date.

The Contingent RSU Award provides that it shall be cancelled and forfeited and of no further force or effect if the Company’s stockholders do not approve the Amendment at the 2022 Annual Meeting.

Any stockholder of record or beneficial owner of shares of Common Stock as of the record date for the 2022 Annual Meeting will be entitled to vote their shares at the 2022 Annual Meeting and the Amendment will only become effective if a majority of the votes cast are in favor of the proposal to approve the Amendment.

Other Information

The Company plans to file with the Securities and Exchange Commission (the “SEC”), and furnish to its stockholders, a proxy statement in connection with the Amendment (the “Proxy Statement”) to be voted upon at the 2022 Annual Meeting. The Proxy Statement will contain important information about the Amendment and related matters. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE AMENDMENT. Stockholders will be able to obtain free copies of these documents and other documents filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov. In addition, stockholders will be able to obtain free copies of these documents from the Company by contacting the Company’s Investor Relations by email at investors@sorrentotherapeutics.com, or by going to the Company’s Investor Relations page on its website at http://investors.sorrentotherapeutics.com.

Participants in the Solicitation

The directors and executive officers of the Company may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the Amendment. The information regarding the interests of participants in the solicitation of proxies in respect of the 2022 Annual Meeting will be included in the Proxy Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SORRENTO THERAPEUTICS, INC.

Date: September 2, 2022	By:	/s/ Henry Ji, Ph.D.
		Name:	Henry Ji, Ph.D.
		Title:	Chairman of the Board, President and Chief Executive Officer